UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 25, 2016, the Board of Directors of Bionik Laboratories Corp. (the “Registrant”) nominated and appointed Hermano Igo Krebs, age 57, as a director to fill a newly created vacancy on the Board of Directors of the Registrant, effective as of July 1, 2016. The Registrant appointed Dr. Krebs pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 1, 2016, with Interactive Motion Technologies, Inc., a Massachusetts corporation (“IMT”), and Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of the Registrant (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into IMT, with IMT surviving the Merger as a wholly-owned subsidiary of Bionik.

Dr. Hermano Igo Krebs is the Registrant’s Chief Science Officer since the acquisition of IMT on April 21, 2016. He is a co-founder of IMT and until such acquisition, had been a member of its Board of Directors since March 1998 and Chairman of the Board since April 2015. He was also IMT’s interim CEO in 2015. Dr. Krebs joined the Massachusetts Institute of Technology’s Mechanical Engineering Department in 1997 where he is a Principal Research Scientist and Lecturer. He also holds an affiliate position as an Adjunct Professor at University of Maryland School of Medicine, Department of Neurology, and as a Visiting Professor at Fujita Health University, Department of Physical Medicine and Rehabilitation, at University of Newcastle, Institute of Neuroscience, and at Osaka University, Department of Mechanical Sciences and Bioengineering. He received his B.S. and M.S. degrees in Naval Engineering (option electrical) from Politecnica School of University of Sao Paulo – Brazil, in 1980 and 1987, respectively. He received another M.S. degree in Ocean Engineering from Yokohama National University – Japan, in 1989, and the Ph.D. degree in Engineering from the Massachusetts Institute of Technology, Cambridge, in 1997. From 1977 to 1978, he taught electrical design at Escola Tecnica Federal de Sao Paulo. From 1978 to 1979, he worked at University of Sao Paulo in a project aiming at the identification of hydrodynamic coefficients during ship maneuvers. From 1980 to 1986, he was a surveyor of ships, offshore platforms, and container cranes at the American Bureau of Shipping – Sao Paulo office. In 1989, he was a visiting researcher at Sumitomo Heavy Industries – Hiratsuka Laboratories – Japan. From 1993 to 1996, he worked at Casper, Phillips & Associates, Tacoma, WA in container cranes and control systems. He is a Fellow of the IEEE. Dr. Krebs was nominated by two of IEEE societies: IEEE-EMBS (Engineering in Medicine & Biology Society) and IEEE-RAS (Robotics and Automation Society) to this distinguished engineering status “for contributions to rehabilitation robotics and the understanding of neuro-rehabilitation.” His work goes beyond Stroke and has been extended to Cerebral Palsy for which he received “The 2009 Isabelle and Leonard H. Goldenson Technology and Rehabilitation Award,” from the Cerebral Palsy International Research Foundation (CPIRF). In 2015, he received the prestigious IEEE-INABA Technical Award for Innovation leading to Production “for contributions to medical technology innovation and translation into commercial applications for Rehabilitation Robotics.”

The Registrant believes that Dr. Krebs is qualified as a board member of the Registrant because of his expertise as a pioneer of the field of rehabilitation robotics and his co-founding of IMT.

The Registrant entered into an Employment Agreement with Dr. Krebs dated as of April 21, 2016 (the “Employment Agreement”). Dr. Kreb’s employment with the Registrant is subject to any conflicting obligations he has to The Massachusetts Institute of Technology, and Dr. Krebs shall not have to perform any services for the Registrant if the performance of such services may conflict with his obligations or duties to MIT.

2

Dr. Krebs is employed by the Registrant indefinitely subject to the termination provisions described in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Dr. Krebs shall receive an annual base salary of $218,000 per annum multiplied by his part-time percentage from time to time, which as of the date of this Form 8-K is 49%. The annual base salary shall be reviewed on an annual basis or more frequently by mutual agreement. Dr. Krebs will be entitled to participate in the Registrant’s equity incentive plan, and would also be entitled to receive an annual discretionary bonus of 30% of annualized actual base salary.

In the event Dr. Krebs’s employment is terminated as a result of death, Dr. Krebs’s estate would be entitled to receive the annual salary, outstanding expenses, accrued vacation and a portion of the annual bonus earned up to the date of death. In addition, all options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions thereof.

In the event Dr. Krebs’s employment is terminated as a result of disability, Dr. Krebs would be entitled to receive the annual salary, accrued vacation, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Registrant for cause, Dr. Krebs would be entitled to receive his annual salary, accrued vacation, benefits and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Registrant without cause or Dr. Kreb’s terminates for good reason, he would be entitled to receive (a) six months’ salary, plus one months’ salary for each completed year of service up to a maximum of nine months’ salary, (b) unreimbursed expenses and accrued vacation time, subject to certain limitations.

Dr. Krebs will not sell or transfer any shares of the Registrant’s common stock owned by him as a result of the Merger except until such securities are registered for resale along with any Registrant securities it registers on behalf of Peter Bloch.

The Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Registrant, but subject to his continued right to be employed by MIT or other non-profit entity. Dr. Krebs also agreed to customary terms regarding confidentiality and ownership of intellectual property, but subject to any rights of MIT or other non-profit entity he may work for that are required as a condition to such employment.

The foregoing is intended only to be a summary of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.3 to the Registrant’s Current Report on 8-K filed with the Securities and Exchange Commission on April 26, 2016 (the “April Form 8-K”), and which is incorporated by reference herein.

Dr. Krebs is a licensor to IMT pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and the co-licensor an aggregate royalty of 1% of sales based on such patent.

The information set forth in Items 2.01 and 2.03 of the April Form 8-K as it relates to Dr. Krebs is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 31, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

4